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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2001 appearing on page F-2 of First SunAmerica Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2000 and of our report dated March 2, 2001 relating to the financial statements of FS Variable Separate Account (Portion Relating to the Polaris Variable Annuity). We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.


PricewaterhouseCoopers LLP
Los Angeles, California
August 27, 2001